UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 5, 2023

Ambac Financial Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One World Trade Center	New York	NY	10007
(Address of principal executive offices)

(212)	658-7470
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	AMBC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to

Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 5, 2023 (the “Effective Date”), Ambac Financial Group, Inc. (the “Company”), entered into an Employment Agreement (the “Agreement”) with R. Sharon Smith, pursuant to which Ms. Smith will continue to serve as Executive Vice President and Chief Strategy Officer of the Company. The Agreement has an initial term of one (1) year and will automatically renew for successive one (1) year terms unless either party notifies the other that it does not wish to renew the Agreement at least 90 days before the end of the then-current term (the initial one year period of employment under the Agreement and any successor period is known as the “Employment Period”).
Under the Agreement, Ms. Smith is entitled to an annual base salary of no less than $500,000 per calendar year and is eligible for an annual bonus pursuant to the Company’s annual bonus plan for senior executives. The amount of any annual bonus paid to Ms. Smith during the Employment Period shall be based on the achievement of pre-established performance goals that are established by the Compensation Committee. Ms. Smith’s target bonus shall be set at no less than 70% of base salary, as determined by the Compensation Committee, in its discretion.
In addition, during the Employment Period, Ms. Smith will be eligible to participate in Ambac’s incentive compensation plan, or any successor or additional plan, subject to the terms of any such plan, as determined in the discretion the Compensation Committee. Annual equity awards granted to Ms. Smith under Ambac’s incentive compensation plan shall be similar in form and shall have similar terms and conditions (other than amount) as equity awards granted to other senior executives of the Company. With respect to each calendar year that ends during the Employment Period, Ms. Smith’s target annual long-term incentive award amount shall be no less than 125% of base salary, as determined by the Compensation Committee in its discretion.
Ambac Assurance Corporation, a wholly-owned subsidiary of the Company, shall act as guarantor of all monetary obligations of the Company under the Agreement until such time, if any, that the Company no longer holds, directly or indirectly, more than fifty percent (50%) of the voting stock of Ambac Assurance Corporation.
If the Company terminates Ms. Smith’s employment other than for “Cause” (including notice of non-renewal by the Company) or Ms. Smith terminates her employment with “Good Reason” (as each such term is defined in the Agreement), the Company will pay to Ms. Smith her base salary due through the date of termination, any unpaid bonus earned with respect to the year preceding the year of termination and any other accrued benefits to which Ms. Smith is entitled as of the date of termination. In addition, Ms. Smith will be entitled to receive the following severance payments and benefits: (a) a lump sum payment equal to 1.5 times the sum of (i) her base salary and (ii) the amount of her target bonus, (b) a lump sum payment equal to her target bonus for the year in which the termination occurs pro-rated to reflect the time of service for such year through the date of termination, and (c) Ms. Smith and her eligible dependents will be entitled to continue to participate in such basic medical and life insurance programs of the Company as are in effect from time to time, on the same terms and conditions as applicable to active senior executives of the Company, for twelve months or, if earlier, until the date Ms. Smith becomes eligible to receive coverage from another employer or is otherwise no longer eligible to receive COBRA continuation coverage. If the termination occurs in connection with a Change in Control (as defined in the Agreement), Ms. Smith will be entitled to the same severance payments and benefits except that the payment described in clause (a) above shall be based on a multiplier of 2 times instead of 1.5 times. Ms. Smith’s outstanding equity awards granted on and after the effective date of the Agreement shall be governed by the terms of the award agreements evidencing such awards; provided, however, that the treatment upon a termination of Ms. Smith’s employment by the Company without Cause or by the Executive for Good Reason, or as a result of the Company’s failure to extend the term of the Agreement, shall be no less favorable than such treatment as evidenced in Company equity-based awards granted to Ms. Smith in 2023.
Severance payments made to Ms. Smith in connection with her termination of employment are subject to her delivery of a general release of claims and her compliance with the restrictive covenants set forth in the Agreement. The Agreement contains restrictive covenants relating to the non-disclosure of confidential information, non-competition (which runs for 12 months following Ms. Smith’s termination of employment), non-solicitation (or hiring) of employees (which runs for 12 months following Ms. Smith’s termination of employment), mutual non-disparagement, and cooperation on certain matters (which runs for 5 years following Ms. Smith’s termination of employment). The Agreement also requires Ms. Smith to comply with (or be subject to) the Company’s claw-back or recoupment policy and its stock ownership policy as in effect from time to time.
If Ms. Smith’s employment terminates due to her death or “Disability” (as defined in the Agreement) during the Employment Period, then Ms. Smith (or her legal representative or estate) will be entitled to receive her base salary through the date of termination, any unpaid bonus earned with respect to the year preceding the year of termination, and an annual bonus for the year of termination based on actual full-year performance (with any individual factor being rated at 100%), pro-rated to reflect the time of service for such year through the date of termination, and any other accrued benefits to which Ms. Smith is entitled as of the date of termination. All of Ms. Smith’s outstanding equity awards granted on and after the effective date of the Agreement shall be governed by the terms of the award agreements evidencing such awards; provided, however, that the treatment upon a termination as a result of Ms. Smith’s death or disability shall be no less favorable than such treatment as evidenced in Company equity-based awards granted to the Executive in 2023.
The preceding summary of the Agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Agreement attached as Exhibit 10.1, as though it were fully set forth herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.    The following exhibit is filed as part of this Current Report on Form 8-K:

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
10.1	Employment Agreement dated as of October 5, 2023, by and among Ambac Financial Group, Inc., Ambac Assurance Corporation and R. Sharon Smith.
101.INS	XBRL Instance Document - the instance document does not appear in the interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags or embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated:	October 6, 2023	By:	/s/ William J. White
William J. White
First Vice President, Secretary and Assistant General Counsel
3